Exhibit 99.1



   Commercial Federal Reports Net Income of $89.0 Million for 2003

    Adjusts accounting treatment for Bank Owned Life Insurance and
           Announces $5.6 million award in Goodwill Lawsuit

    OMAHA, Neb.--(BUSINESS WIRE)--Jan. 29, 2004--

    Commercial Federal Corporation (NYSE:CFB), one of the largest financial institutions in the Midwest, today announced net income of $89.0 million, or $2.02 per diluted share, for the year ended December 31, 2003. Fourth quarter net income totaled $22.2 million, or $0.52 per diluted share.
    "In spite of the unprecedented environment, we accomplished a great deal. Interest rates that fell to levels not seen in over 40 years, created a challenging operating environment that drove earning asset yields and margins well below forecasted levels this past year. The Company's core banking operation produced solid results including double-digit growth in deposits and commercial operating loans," stated William A. Fitzgerald, chairman of the board and chief executive officer.
    "We also significantly strengthened the long-term value and growth potential of Commercial Federal's franchise by adding new branches in our fast-growing markets, increasing automation of processes, upgrading technology, expanding our sales force, strengthening our management team and repurchasing shares of our common stock."
    "I would like to thank our employees for their efforts in producing another good year for our shareholders. As we enter 2004 with signs of an improving economy, Commercial Federal remains focused on growing our core banking business and building long-term value for our investors. Our continuing objective is to expand share in our vibrant Midwest markets by growing deposits and expanding our commercial and consumer loan portfolios," Mr. Fitzgerald concluded.

    Key Growth Indicators:

    -- Core deposits, excluding custodial escrows, grew $412.5 million during the year. This is a 13% increase year-over-year consisting mainly of strong growth in checking and money market savings deposits.

    -- Commercial operating average outstanding loan balances increased 61% for the year, as we continue to successfully grow our commercial banking relationships.

    --  Home equity outstanding balances were up 5% year-over-year.

    -- Retail checking accounts growth for the year was 5%, while commercial checking accounts were up 16%. Growth in the number of checking accounts continues to be one of our key strategies to build our customer base and enhance revenue.

    Results for the Year

    Net Interest Income

    Net interest income totaled $69.4 million for the fourth quarter, compared with $60.3 million for the quarter ended September 30, 2003. For the year, net interest income totaled $275.6 million, compared with $327.7 million for 2002. The net interest spread for the quarter increased 39 basis points to 2.54% for the quarter, compared with 2.15% for the third quarter. For the full year, net interest spread was 2.43% compared with 2.76% in 2002.
    The improvement in net interest spread for the quarter was in part due to a slowdown in prepayments on loans and investments and certain debt restructuring transactions that resulted in a lower cost of funds. It is expected that the spread will continue to improve during future quarters, if interest rates and the slope of the yield curve remain at or near current levels.

    Noninterest Income

    Commercial Federal's retail banking operations continued to generate strong results in the fourth quarter. Retail fees and charges totaled $14.5 million, compared with $14.8 million for the quarter ended September 30, 2003, and $14.3 million for the same period a year ago. For the year, retail fees and charges totaled $57.8 million, compared with $55.3 million for the previous year, a 5% increase year-over-year.
    Noninterest income in the third and fourth quarters of 2003 included the impact of reduced revenue from interchange fees for debit card purchases that resulted from a third-party settlement of debit card litigation with VISA Inc. earlier in 2003. The industry-wide settlement, which went into effect August 1, 2003, reduced the Company's 2003 revenue by approximately $1.6 million.
    The Company's commercial banking unit also continued to generate solid gains in its loan portfolio as well as commercial and small business deposits. We finished the year with a 60% increase in the commercial operating loan portfolio and a 16% increase in commercial and small business checking accounts. Growth in these higher-margin products will continue to enhance revenues and net interest spread going forward.
    The mortgage banking operations include activities associated with the Company's mortgage servicing and secondary marketing operations. Revenues from these operations are impacted by the amortization of and valuation adjustments related to its mortgage servicing rights asset. During the fourth quarter 2003, the Company recorded a recovery of the valuation allowance of $20.2 million, and amortization expense of $22.5 million related to its mortgage servicing rights asset. Gain on the sale of loans declined to $601,000 in the fourth quarter, compared with $9.3 million in the previous quarter. The decline is due to two factors that impacted mortgage lenders in the second half of 2003; namely, the significant decline in mortgage loan production as interest rates stabilized and pricing pressures on loans originated.

    Operating Expenses

    For the quarter ended December 31, 2003, general and administrative expenses totaled $66.6 million, compared with $67.1 million for the previous quarter. For the year 2003, expenses totaled $271.4 million, a 4% increase over 2002. The increase was primarily due to costs associated with new branch expansion, higher level of commissions and incentives related to the higher level of mortgage loan production and increased loan expenses associated with higher levels of loan prepayments.

    Credit Risk Management

    Credit quality remained strong during the fourth quarter with total nonperforming loans declining to $55.9 million from $57.1 million for the quarter ended September 30, 2003. Total nonperforming loans represented 0.69% of total loans at December 31, 2003, compared with 0.71% for the previous quarter and 0.93% for the quarter ended December 31, 2002.
    Net loan charge-offs for the fourth quarter were $5.1 million, compared with $5.5 million for the previous quarter. For the year, net charge-offs declined 28% totaling $19.5 million, compared with $27.0 million for the year ended December 31, 2002.
    Total allowance for losses on loans totaled $108.2 million at December 31, 2003, compared with $106.3 million at December 31, 2002. The allowance for losses to total nonperforming loans at December 31, 2003 was 193.4%, compared with 189.2% at September 30, 2003 and 146.8%
at December 31, 2002.

    Balance Sheet and Capital Ratios

    Total assets as of December 31, 2003 were $12.2 billion, compared to $12.5 billion and $13.1 billion as of September 30, 2003 and December 31, 2002, respectively. The size of the balance sheet has been managed downward during the quarter and over the year primarily as the size of the mortgage pipeline has declined as reflected in the decrease in the balance of loans held for sale.
    For the fourth quarter, core deposits, including checking, money market and savings accounts (excluding custodial escrows) remained stable at $3.6 billion, compared with the same number at September 30, 2003 and were up $412.5 million from the year ended December 31, 2002. This represents a 13% increase in core deposits for the year.
    During the fourth quarter, the Company repurchased 1,003,400 shares under its buyback program. For the year 2003, a total of 3,992,100 shares were repurchased. As of December 31, 2003, the Company had 4,248,700 shares remaining in repurchase authorizations. As of December 31, 2003, shares outstanding totaled 41,452,691.
    As of December 31, 2003, stockholders' equity was $755.4 million, compared with $753.5 million at September 30, 2003 and $750.1 million at December 31, 2002. The capital ratios of the Company's banking subsidiary continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

    Earnings Restatement

    Commercial Federal Corporation also filed today a Form 8-K with the Securities and Exchange Commission, which included an adjustment to its previously reported financial statements for the accounting related to certain components of a Bank Owned Life Insurance (BOLI) policy.
    The Company said the accounting adjustment involved no longer recognizing deferred acquisition costs and a claims stabilization reserve in the cash surrender value of the BOLI policy. Commercial Federal reviewed its previously adopted accounting treatment for its BOLI policy in light of similar reviews recently undertaken by a number of financial institutions with similar BOLI assets. As a result of this review, the Company determined that restatement of its financial statements for periods in which it included BOLI as an asset was appropriate. Commercial Federal's approach is consistent with restatements of other BOLI holders.
    Since the BOLI contracts were signed in the year 2000, the accounting industry has refined its approach in accounting for deferred acquisition costs and the claims stabilization reserve for the policy in question. This approach has resulted in some restatements of the financial statements among BOLI holders.
    The effects of implementing this adjustment to the financial statements were spread over a 12-quarter period. The impact to net income for the nine-month period ended September 30, 2003 was $1.3 million, or $0.03 per diluted share. Reported net income for fiscal years 2002, 2001 and 2000 was reduced by $1.5 million, $0.9 million and $4.0 million respectively. The total cumulative effect to stockholders' equity of the restatement was a decrease of $7.7 million. The Company will now recognize this cumulative $7.7 million in income in future periods.
    For additional information about the restatement see the Form 8-K filed today.

    Goodwill Lawsuit Award

    The Company also announced today the award of $5.6 million in lost profits damages resulting from a supervisory goodwill/breach of contract claim against the United States of America filed in the United States Court of Federal Claims by the former Mid-Continent Federal Savings Bank, which was acquired by Commercial Federal in 1998. It is not yet known whether the government will appeal the court's decision.
    "Commercial Federal and its shareholders are extremely pleased with the court's decision. Throughout this long-struggle we have maintained our position that through the passage and implementation of FIRREA, the government took advantage of and breached its contracts with Mid-Continent and others in our industry. The court's recognition that the government violated the Company's rights and caused major damage to the Bank is both meaningful and rewarding," stated William
A. Fitzgerald, chairman and chief executive officer.

    Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, a $12.2 billion federal savings bank that currently operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services including mortgage origination and servicing, commercial and industrial lending, small business banking, construction lending, cash management, insurance and investment services, and Internet banking.
    Commercial Federal's Web site, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss fourth quarter and full year results on Thursday, January 29, 2004 at 10:30 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements, and SEC filings.

    Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally.



                    COMMERCIAL FEDERAL CORPORATION
            CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        (Dollars in Thousands)

----------------------------------------------------------------------

                               December 31, September 30, December 31,
ASSETS                            2003          2003         2002
----------------------------------------------------------------------

                                              (Restated)   (Restated)

Cash (including short-term
 investments of $1,334, $1,137
 and $505)                        $158,133      $168,111     $200,581
Investment securities available
 for sale, at fair value         1,055,055     1,050,040    1,296,050
Mortgage-backed securities
 available for sale, at fair
 value                           1,337,805     1,130,463    1,632,622
Loans held for sale, net           351,539       732,494      914,474
Loans receivable, net of
 allowances of $108,154,
 $107,995 and $106,148           7,956,743     7,894,337    7,703,016
Federal Home Loan Bank stock       243,332       241,206      283,193
Foreclosed real estate              49,744        48,350       40,008
Premises and equipment, net        147,365       144,170      148,374
Bank owned life insurance          234,111       230,981      222,537
Other assets                       475,483       696,367      466,995
Core value of deposits, net of
 accumulated amortization of
 $64,217, $62,999 and $58,684       16,832        18,050       22,365
Goodwill                           162,717       162,717      162,717
----------------------------------------------------------------------
     Total Assets              $12,188,859   $12,517,286  $13,092,932
----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
----------------------------------------------------------------------

Liabilities:
   Deposits                     $6,454,610    $6,592,859   $6,439,041
   Advances from Federal Home
    Loan Bank                    4,484,708     3,959,906    4,848,997
   Other borrowings                215,243       620,452      621,192
   Other liabilities               278,945       590,607      433,602
----------------------------------------------------------------------
     Total Liabilities          11,433,506    11,763,824   12,342,832
----------------------------------------------------------------------
Commitments and Contingencies            -             -            -
----------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock, $.01 par
    value; 10,000,000 shares
    authorized; none issued              -             -            -
   Common stock, $.01 par
    value; 120,000,000 shares
    authorized; 41,452,691,
    42,381,367 and 45,270,360
    shares issued and
    outstanding                        415           424          453
   Additional paid-in capital            -             -       61,712
   Retained earnings               833,638       841,391      791,357
   Accumulated other
    comprehensive loss, net        (78,700)      (88,353)    (103,422)
----------------------------------------------------------------------
     Total Stockholders' Equity    755,353       753,462      750,100
----------------------------------------------------------------------
     Total Liabilities and
      Stockholders' Equity     $12,188,859   $12,517,286  $13,092,932
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the December 31, 2003 presentation.



                    COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                         Three Months Ended
                              December 31,  September 30, December 31,
                              ----------------------------------------
                                  2003          2003         2002
----------------------------------------------------------------------

                                              (Restated)   (Restated)
Interest Income:
     Investment securities         $13,802       $16,233      $18,554
     Mortgage-backed
      securities                    12,063         8,688       19,885
     Loans receivable              125,408       128,291      151,573
----------------------------------------------------------------------
        Total interest income      151,273       153,212      190,012
Interest Expense:
     Deposits                       31,955        36,547       42,043
     Advances from Federal
      Home Loan Bank                46,808        51,545       60,989
     Other borrowings                3,160         4,830        6,597
----------------------------------------------------------------------
        Total interest expense      81,923        92,922      109,629
Net Interest Income                 69,350        60,290       80,383
Provision for Loan Losses           (5,109)       (5,475)      (9,731)
----------------------------------------------------------------------
Net Interest Income After
 Provision for Loan Losses          64,241        54,815       70,652

Other Income (Loss):
     Retail fees and charges        14,481        14,805       14,344
     Loan servicing fees            11,143        10,911       10,394
     Amortization of mortgage
      servicing rights             (22,539)      (21,989)     (10,712)
     Mortgage servicing rights
      valuation adjustment          20,199        51,800       (9,585)
     Gain (loss) on sales of
      securities and changes
      in fair values of
      derivatives, net                 (70)      (31,294)      12,268
     Gain on sales of loans            601         9,329       14,537
     Bank owned life insurance       3,131         2,771        3,296
     Other operating income          7,262         7,398        4,593
----------------------------------------------------------------------
        Total other income          34,208        43,731       39,135
Other Expense:
    General and administrative
     expenses -
        Compensation and
         benefits                   30,960        30,233       28,116
        Occupancy and
         equipment                  10,071        10,188       10,448
        Data processing              4,418         4,460        4,614
        Advertising                  2,595         3,742        4,446
        Communication                3,312         3,505        3,581
        Item processing              3,202         3,210        3,560
        Outside services             3,429         3,410        3,078
        Loan expenses                1,979         3,909        1,621
        Foreclosed real
         estate, net                 1,250           289        2,105
        Other operating
         expenses                    5,413         4,141       11,090
----------------------------------------------------------------------
        Total general and
         administrative
         expenses                   66,629        67,087       72,659
     Amortization of core
      value of deposits              1,218         1,218        1,549
----------------------------------------------------------------------
        Total other expense         67,847        68,305       74,208
----------------------------------------------------------------------

Income Before Income Taxes          30,602        30,241       35,579
Income Tax Provision                 8,404         8,378        9,861
----------------------------------------------------------------------

Net Income                         $22,198       $21,863      $25,718
----------------------------------------------------------------------

Net Income Per Basic Share            $.53          $.50         $.57
Net Income Per Diluted Share          $.52          $.50         $.57
----------------------------------------------------------------------
Dividends Declared Per Common
 Share                               $.125         $.100        $.090
----------------------------------------------------------------------
Weighted Average Shares
 Outstanding Used in Basic EPS  42,007,052    43,523,639   45,184,720
Weighted Average Shares
 Outstanding Used in Diluted
 EPS                            42,678,004    43,933,969   45,486,282
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the December 31, 2003 presentation.




                    COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                                     Year Ended
                                                    December 31,
                                               -----------------------
                                                  2003        2002
----------------------------------------------------------------------

                                                            (Restated)
Interest Income:
     Investment securities                        $64,457     $76,636
     Mortgage-backed securities                    49,836      93,047
     Loans receivable                             536,451     607,370
----------------------------------------------------------------------
               Total interest income              650,744     777,053
Interest Expense:
     Deposits                                     147,090     179,596
     Advances from Federal Home Loan Bank         210,045     243,710
     Other borrowings                              18,039      26,019
----------------------------------------------------------------------
               Total interest expense             375,174     449,325
Net Interest Income                               275,570     327,728
Provision for Loan Losses                         (22,003)    (31,002)
----------------------------------------------------------------------
Net Interest Income After Provision for Loan
 Losses                                           253,567     296,726

Other Income (Loss):
     Retail fees and charges                       57,798      55,279
     Loan servicing fees                           45,049      39,124
     Amortization of mortgage servicing rights    (75,044)    (31,025)
     Mortgage servicing rights valuation
      adjustment                                   28,678     (60,417)
     Gain on sales of securities and changes
      in fair values of derivatives, net           26,767      40,583
     Gain on sales of loans                        23,916      36,173
     Bank owned life insurance                     11,574      12,654
     Other operating income                        27,943      28,067
----------------------------------------------------------------------
               Total other income                 146,681     120,438
Other Expense:
     General and administrative expenses -
        Compensation and benefits                 123,847     114,022
        Occupancy and equipment                    41,190      38,956
        Data processing                            18,157      17,861
        Advertising                                16,073      15,171
        Communication                              13,663      13,071
        Item processing                            13,718      14,225
        Outside services                           12,456      13,833
        Loan expenses                              10,981       5,236
        Foreclosed real estate, net                 3,924       6,805
        Other operating expenses                   17,400      20,890
----------------------------------------------------------------------
               Total general and administrative
                expenses                          271,409     260,070
     Amortization of core value of deposits         5,533       6,368
----------------------------------------------------------------------
               Total other expense                276,942     266,438
----------------------------------------------------------------------

Income Before Income Taxes                        123,306     150,726
Income Tax Provision                               34,286      43,723
----------------------------------------------------------------------

Net Income                                        $89,020    $107,003
----------------------------------------------------------------------

Net Income Per Basic Share                          $2.04       $2.36
Net Income Per Diluted Share                        $2.02       $2.33
----------------------------------------------------------------------
Dividends Declared Per Common Share                 $.415       $.350
----------------------------------------------------------------------
Weighted Average Shares Outstanding Used in
 Basic EPS                                     43,731,410  45,289,967
Weighted Average Shares Outstanding Used in
 Diluted EPS                                   44,153,890  45,850,204
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the December 31, 2003 presentation.




                    COMMERCIAL FEDERAL CORPORATION
      MORTGAGE SERVICING RIGHTS AND MORTGAGE BANKING OPERATIONS
                        (Dollars in Thousands)

----------------------------------------------------------------------
                                         Three Months Ended
                               December 31, September 30, December 31,
                               ---------------------------------------
                                  2003          2003         2002
----------------------------------------------------------------------

Mortgage Servicing Rights:
     Beginning balance            $197,267      $190,398     $144,687
     Mortgage servicing rights
      retained through loan
      sales                         10,465        19,916       18,511
     Purchases of mortgage
      servicing rights                  40         8,942       15,925
     Amortization expense          (22,539)      (21,989)     (10,712)
                               ------------ ------------- ------------
     Balance before valuation
      allowance                    185,233       197,267      168,411
                               ------------ ------------- ------------

     Valuation allowance
      beginning balance             69,665       121,465       70,473
     Amounts charged (credited)
      to operations                (20,199)      (51,800)       9,585
     Sale of mortgage servicing
      rights                          (127)            -            -
                               ------------ ------------- ------------
     Valuation allowance ending
      balance                       49,339        69,665       80,058
                               ------------ ------------- ------------

     Mortgage servicing rights,
      net of valuation
      allowance                   $135,894      $127,602      $88,353
                               ============ ============= ============

     Fair value at the periods
      ended                       $143,696      $129,136      $89,078
                               ============ ============= ============

Mortgage servicing rights as a
 percentage of servicing
 portfolio                            1.19%         1.13%        0.77%
                               ============ ============= ============

Mortgage servicing rights as a
 multiple of servicing fees           3.49x         3.42x        2.32x
                               ============ ============= ============

----------------------------------------------------------------------

Loans Serviced for Other
 Institutions:
     Beginning balance         $11,307,562   $11,864,111   $9,773,436
     Additions to portfolio        910,302     1,562,189    1,412,803
     Purchases                           -       529,639    1,776,291
     Loan payments                (775,601)   (2,195,435)  (1,427,804)
     Sales, net                          -         8,054            -
     Sub servicing released,
      net of payments and other
      adjustments                        -      (457,012)           -
     Other items, net               (3,076)       (3,984)      (2,971)
                               ---------------------------------------
     Ending balance            $11,439,187   $11,307,562  $11,531,755
                               ============ ============= ============

     Weighted average servicing
      fee                             0.34%         0.33%        0.33%
                               ============ ============= ============

     Weighted average coupon
      note rate                       6.09%         6.18%        6.82%
                               ============ ============= ============

----------------------------------------------------------------------

Certain Components of Mortgage
 Banking and Treasury
 Activities:
     Loan servicing fees           $11,143       $10,911      $10,394
     Amortization of mortgage
      servicing rights             (22,539)      (21,989)     (10,712)
                               ------------ ------------- ------------
        Loan servicing fees,
         net                       (11,396)      (11,078)        (318)

     Mortgage servicing rights
      valuation adjustment          20,199        51,800       (9,585)
     Gain (loss) on sales of
      securities and changes in
      fair values of
      derivatives, net                 (70)      (31,294)      12,268

     Gain on sales of loans            601         9,329       14,537
                               ------------ ------------- ------------

     Total of certain
      components of mortgage
      banking and treasury
       activities                   $9,334       $18,757      $16,902
                               ============ ============= ============

----------------------------------------------------------------------




                    COMMERCIAL FEDERAL CORPORATION
                          DEPOSITS AND LOANS
                            (In Thousands)

----------------------------------------------------------------------

                               December 31, September 30, December 31,
                                  2003          2003         2002
----------------------------------------------------------------------

Deposits by State:
     Colorado                   $2,060,336    $2,042,681   $2,015,845
     Nebraska                    1,552,135     1,776,262    1,740,421
     Iowa                        1,102,318     1,061,398      982,714
     Kansas                        645,752       639,769      659,671
     Oklahoma                      547,897       538,570      555,275
     Missouri                      321,396       314,335      287,587
     Arizona                       224,776       219,844      197,528
                               ------------ ------------- ------------
       Total deposits           $6,454,610    $6,592,859   $6,439,041
                               ============ ============= ============

Deposits by Type:
     Checking accounts -
          Interest bearing        $546,110      $524,871     $494,847
          Noninterest bearing      638,658       658,575      520,564
                               ------------ ------------- ------------
               Total checking
                excluding
                escrow accounts  1,184,768     1,183,446    1,015,411
     Money market accounts       1,099,478     1,042,342      505,679
     Savings accounts            1,267,916     1,334,492    1,618,593
                               ------------ ------------- ------------
               Total core
                deposits         3,552,162     3,560,280    3,139,683
     Custodial escrow accounts     299,249       443,132      453,919
     Certificates of deposit     2,603,199     2,589,447    2,845,439
                               ------------ ------------- ------------
               Total deposits   $6,454,610    $6,592,859   $6,439,041
                               ============ ============= ============

----------------------------------------------------------------------

Loans Receivable, before
 allowance for losses:
     Residential real estate    $3,441,138    $3,456,176   $3,686,755
     Commercial real estate      1,962,834     1,943,384    1,828,063
     Construction, net of
      loans-in-process             519,596       493,145      492,250
     Commercial operating and
      other                        525,642       519,314      302,992
     Consumer home equity          862,886       840,825      820,679
     Consumer other                752,801       749,488      678,425
                               ------------ ------------- ------------
     Total loans receivable,
      before allowance for
      losses                    $8,064,897    $8,002,332   $7,809,164
                               ============ ============= ============

----------------------------------------------------------------------




                    COMMERCIAL FEDERAL CORPORATION
                    ALLOWANCE FOR LOSSES ON LOANS
                            (In Thousands)

----------------------------------------------------------------------

                               December 31, September 30, December 31,
                                  2003          2003         2002
----------------------------------------------------------------------

THREE MONTHS ENDED:
-------------------
Beginning balance                 $108,008      $108,740     $109,724
Provision charged to
 operations                          5,109         5,475        9,731
Charge-offs                         (6,243)       (6,787)     (14,550)
Recoveries                           1,119         1,295        1,430
Change in estimate of
 allowance for bulk purchased
 loans                                   -          (715)         (44)
Other                                  161             -            -
----------------------------------------------------------------------
Ending balance                    $108,154      $108,008     $106,291
----------------------------------------------------------------------

YEAR ENDED:
-----------
Beginning balance                 $106,291           n/a     $102,451
Provision charged to
 operations                         22,003           n/a       31,002
Charge-offs                        (26,328)          n/a      (32,693)
Recoveries                           6,806           n/a        5,675
Change in estimate of
 allowance for bulk purchased
 loans                                (779)          n/a         (144)
Other                                  161           n/a            -
----------------------------------------------------------------------
Ending balance                    $108,154           n/a     $106,291
----------------------------------------------------------------------

Summary of charge-offs, net
 of recoveries:
---------------------------

     Three months ended             $5,124        $5,492      $13,120
                               ============ ============= ============

     Year ended                    $19,522           n/a      $27,018
                               ============               ============

----------------------------------------------------------------------

Allocation of allowance:
------------------------

     Specific                       $5,109        $5,659       $3,561
     Special problem                32,195        32,749       35,766
     Nonspecific                    70,850        69,600       66,964
                               ------------ ------------- ------------
                                  $108,154      $108,008     $106,291
                               ============ ============= ============

----------------------------------------------------------------------





                   COMMERCIAL FEDERAL CORPORATION
                   NONPERFORMING ASSETS AND LOANS
                       (Dollars in Thousands)

---------------------------------------------------------------------

                              December 31, September 30, December 31,
                                 2003          2003         2002
---------------------------------------------------------------------

Nonperforming Assets:
     Nonperforming loans (1):
          Residential real
           estate                 $35,907       $33,802      $43,939
          Residential
           construction             4,158         3,556        2,455
          Commercial real
           estate                   6,286         8,701       15,306
          Commercial
           construction             1,077         3,160        2,584
          All other                 8,491         7,861        8,130
                              ------------ ------------- ------------
     Total nonperforming
      loans                        55,919        57,080       72,414
                              ------------ ------------- ------------
     Real estate:
          Residential              12,152        12,588       14,648
          Residential
           construction            33,097        30,798       22,810
          Commercial                4,495         4,964            -
          Commercial
           construction                 -             -        2,550
                              ------------ ------------- ------------
     Total real estate             49,744        48,350       40,008
                              ------------ ------------- ------------

     Troubled debt
      restructurings -
      commercial                    4,712         4,933        1,547
                              ------------ ------------- ------------
Total nonperforming assets       $110,375      $110,363     $113,969
                              ============ ============= ============

Total assets                  $12,188,859   $12,517,286  $13,092,932
                              ============ ============= ============
Nonperforming assets to total
 assets                               .91%          .88%         .87%
                              ============ ============= ============

Summary of Nonperforming
 Assets:
     Residential                  $85,314       $80,744      $83,852
     Nonresidential                25,061        29,619       30,117
                              ------------ ------------- ------------
                                 $110,375      $110,363     $113,969
                              ============ ============= ============

---------------------------------------------------------------------

Nonperforming loans to loans
 receivable (2)                       .69%          .71%         .93%

Nonperforming assets to total
 assets                               .91%          .88%         .87%

Allowance for loan losses to:

     Loans receivable (2)            1.34%         1.35%        1.36%

     Total nonperforming
      loans (1)                    193.41%       189.22%      146.78%

---------------------------------------------------------------------

(1) Excludes loans held for sale.

(2) Ratios are calculated based on the net book value of loans receivable before deducting allowance for loan losses and excludes loans held for sale.





                    COMMERCIAL FEDERAL CORPORATION
       SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------

                               December 31, September 30, December 31,
                                  2003          2003         2002
----------------------------------------------------------------------

                                              (Restated)   (Restated)

Cash, investment securities and
 FHLB stock                     $1,456,520    $1,459,357   $1,779,824
Mortgage-backed securities       1,337,805     1,130,463    1,632,622
Loans held for sale, net           351,539       732,494      914,474
Loans receivable, net            7,956,743     7,894,337    7,703,016
Intangible assets                  179,549       180,767      185,082
Other assets                       906,703     1,119,868      877,914
  Total assets                  12,188,859    12,517,286   13,092,932
----------------------------------------------------------------------
Deposits                         6,454,610     6,592,859    6,439,041
Advances from Federal Home Loan
 Bank                            4,484,708     3,959,906    4,848,997
Other borrowings                   215,243       620,452      621,192
Other liabilities                  278,945       590,607      433,602
Stockholders' equity               755,353       753,462      750,100
  Total liabilities and
   stockholders' equity          12,188,859    12,517,286   13,092,932
----------------------------------------------------------------------

Book value per common share         $18.22        $17.78       $16.57
Stock price                         $26.71        $24.35       $23.35
Common shares outstanding       41,452,691    42,381,367   45,270,360
Weighted average shares
 outstanding per basic EPS      42,007,052    43,523,639   45,184,720
Weighted average shares
 outstanding per diluted EPS    42,678,004    43,933,969   45,486,282
----------------------------------------------------------------------

Nonperforming assets              $110,375      $110,363     $113,969
Nonperforming assets to total
 assets                                .91%          .88%         .87%
Weighted average interest rates
 (durings):
     Yield on interest-earning
      assets                          5.46%         5.26%        6.20%
     Rate on deposits and
      interest-bearing
      liabilities                     2.91%         3.11%        3.55%
     Net interest rate spread         2.54%         2.15%        2.65%
     Net annualized yield on
      interest-earning assets         2.50%         2.09%        2.63%
Loans serviced for other
 institutions                  $11,439,187   $11,307,562  $11,531,755
----------------------------------------------------------------------

Three months ended:
-------------------
Return on average assets               .73%          .68%         .77%
Return on average equity             12.18%        12.35%       13.97%
Average equity to average
 assets                               5.99%         5.53%        5.49%
G & A expenses to average
 assets                               2.19%         2.09%        2.17%
Operating efficiency ratio           64.34%        64.49%       60.79%
----------------------------------------------------------------------

Year ended:
-----------
Return on average assets               .70%          n/a          .81%
Return on average equity             12.01%          n/a        14.10%
Average equity to average
 assets                               5.79%          n/a         5.76%
G & A expenses to average
 assets                               2.12%          n/a         1.97%
Operating efficiency ratio           64.28%          n/a        58.03%
----------------------------------------------------------------------





                    COMMERCIAL FEDERAL CORPORATION
               AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)

----------------------------------------------------------------------

                               December 31, September 30,   June 30,
                                  2003          2003         2003
----------------------------------------------------------------------

Three Months Ended:                           (Restated)   (Restated)
-------------------

Average Balances:
     Total assets              $12,164,465   $12,811,205  $13,155,433
     Total loans, net            8,410,129     8,847,035    8,949,160
     Total loans, before
      allowances for loan
      losses                     8,518,224     8,955,643    9,057,838
     Total mortgage-backed
      securities                 1,293,949     1,160,610    1,414,739
     Total deposits              6,496,315     6,821,942    6,730,636
     Total stockholders' equity    729,062       708,267      763,666
     Total interest-earning
      assets                    10,999,591    11,553,340   11,915,975
     Total deposits and
      interest-bearing
      liabilities               11,187,875    11,770,123   12,049,811

----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
               AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)

----------------------------------------------------------------------

                                              March 31,   December 31,
                                                2003         2002
----------------------------------------------------------------------

Three Months Ended:                           (Restated)   (Restated)
-------------------

Average Balances:
     Total assets                            $13,101,428  $13,408,194
     Total loans, net                          8,714,050    8,894,576
     Total loans, before allowances for loan
      losses                                   8,819,881    9,003,495
     Total mortgage-backed securities          1,584,690    1,741,933
     Total deposits                            6,465,854    6,277,235
     Total stockholders' equity                  765,112      736,489
     Total interest-earning assets            11,871,321   12,234,301
     Total deposits and interest-bearing
      liabilities                             11,964,568   12,301,010

----------------------------------------------------------------------


                                             December 31, December 31,
                                                2003         2002
----------------------------------------------------------------------

Year Ended:                                                (Restated)
-----------

Average Balances:
     Total assets                            $12,805,574  $13,175,562
     Total loans, net                          8,704,321    8,681,401
     Total loans, before allowances for loan
      losses                                   8,812,133    8,786,551
     Total mortgage-backed securities          1,362,145    1,799,174
     Total deposits                            6,629,300    6,258,302
     Total stockholders' equity                  741,337      758,659
     Total interest-earning assets            11,557,322   11,974,586
     Total deposits and interest-bearing
      liabilities                             11,697,711   12,044,641

----------------------------------------------------------------------


             December  September      June       March      December
                31,        30,         30,         31,         31,
               2003       2003        2003        2003        2002
----------------------------------------------------------------------

Regulatory              (Restated)  (Restated)  (Restated)  (Restated)
 Capital:
----------

Tangible     $710,670    $741,185    $777,031    $761,974    $736,627
Core          704,351     730,186     770,638     753,758     728,499
Total risk-
 based        838,437     866,950     905,702     892,438     864,906
Tier 1
 risk-based   704,351     730,186     770,638     753,758     728,449
Tangible %       5.93%       6.03%       6.11%       5.82%       5.75%
Core %           5.88%       5.95%       6.06%       5.77%       5.69%
Total risk-
 based %        10.87%      10.81%      11.50%      10.95%      10.87%
Tier 1
 risk-based %    9.13%       9.10%       9.78%       9.25%       9.15%

----------------------------------------------------------------------

    CONTACT: Commercial Federal Corporation, Omaha
             Investor Relations:
             John J. Griffith, 402-514-5336